SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
May 21, 2015
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer identification No.)

INDEPENDENT BANK CORP.
Office Address:	2036 Washington Street, Hanover, Massachusetts	02339
Mailing Address:	288 Union Street, Rockland, Massachusetts	02370
(Address of Principal Executive Officers)		(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Shareholders voted upon the proposals set forth below at the Company’s 2015 Annual Shareholders Meeting held on May 21, 2015. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest round number.

(1)     Proposal to reelect Donna L. Abelli, Kevin J. Jones and John J. Morrissey to serve as Class I Directors. All nominees were reelected. The results of voting on this proposal were as follows:

	For	Withheld	Broker Non-Votes
Donna L. Abelli	20,768,567	741,549	2,377,568
Kevin J. Jones	20,740,331	769,785	2,377,568
John J. Morrissey	20,079,361	1,430,755	2,377,568

(2)     Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015. The proposal was approved. The results of voting on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
23,516,454	54,226	317,004	--

(3)    Proposal to approve amendments to the Company’s Articles of Organization and By-Laws to implement a majority voting standard for Directors in uncontested elections. The proposal was approved. The results of voting on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
21,094,062	91,033	325,021	2,377,568

The Company filed an amendment to the Company’s Articles of Organization to implement a majority voting standard for Directors in uncontested elections with the Secretary of State of the Commonwealth of Massachusetts following shareholder approval of the proposal.

(4)    Proposal to approve, on an advisory basis, the compensation of our named executive officers. The proposal was approved. The results of voting on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
19,921,144	1,198,846	390,127	2,377,568

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

Date:	May 28, 2015	By:	/s/Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL